UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 24, 2026

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2026, the Board of Directors (the “Board”) of Six Flags Entertainment Corporation (the “Company”) appointed Richard Haddrill as the Company’s Executive Chair of the Board, effective immediately. Mr. Haddrill will serve as a Class II director, with a term expiring at the Company’s 2026 Annual Meeting of Stockholders, and the Board will expand to 11 members. In connection with Mr. Haddrill’s appointment, the Board has appointed Marilyn Spiegel to serve as Lead Independent Director of the Board.

Mr. Haddrill, age 72, is the founder and Chief Executive Officer of The Groop, LLC, an investment and advisory company he founded in January 2018. Mr. Haddrill is also the Vice Chairman of Generator Partners, an alternative energy and home electrification company he co-founded in 2024. He previously served as Executive Vice Chairman of Scientific Games Corporation (now Light & Wonder) from December 2014 to February 2018 and as Vice Chairman from February 2018 until August 2020. Prior to that, he served as Chief Executive Officer of Bally Technologies from October 2004 to December 2012 and again from May 2014 until Bally’s acquisition by Scientific Games in November 2014, and served on Bally’s board of directors from April 2003 until the acquisition, including as chairman from 2012 to 2014. He previously served as Chief Executive Officer of Manhattan Associates, Inc. beginning in October 1999 and later as Vice Chairman through May 2006. Earlier in his career, Mr. Haddrill served as CEO of Powerhouse Technologies, Inc. and as a Partner and Managing Partner at Ernst & Young LLP. Mr. Haddrill earned a B.S. from the University of Michigan.

In connection with Mr. Haddrill’s appointment, on March 24, 2026, the Company entered into an employment agreement with Mr. Haddrill for a period of three years, with Mr. Haddrill serving for the first two years as Executive Chair and the final year as Executive Chair or Board Chair as mutually agreed upon by the Board of Directors and Mr. Haddrill. The employment agreement provides for, among other things, a base salary of $500,000 per year. The employment agreement also provides that Mr. Haddrill will receive a one-time equity grant on the date of commencement of employment comprised of (i) 217,797 restricted stock awards vesting in quarterly installments based on continued employment during the three-year term (the “Sign-on RSA Award”) and (ii) 373,367 performance stock units with vesting based on achieving certain performance targets measured over a specified performance period (the “Sign-on PSU Award”).

In the event of a termination by the Company without Cause or by Mr. Haddrill for Good Reason (each as defined in the employment agreement), Mr. Haddrill would be entitled to (i) pro-rated vesting of Sign-on RSA Awards and (ii) full vesting of Sign-on PSU Awards based on actual performance measured at the end of the performance period, with any performance-based shares earned as of the termination date accelerated. In the event of a termination for Cause or resignation without Good Reason, all PSUs are forfeited; for any other termination, the PSUs will continue to be eligible to vest in accordance with their terms. In the event that a termination without Cause or a resignation for Good Reason occurs within 18 months following a Change in Control (as defined in the employment agreement), Mr. Haddrill is entitled to full vesting of equity awards, with performance-based awards vesting based on actual performance measured through the date of the Change in Control, provided that no less than one-third of the Sign-on PSU Award (124,456 shares) shall vest. In the event of a resignation by Mr. Haddrill without Good Reason or termination by the Company for Cause, any shares previously issued in settlement of PSUs upon achievement of the applicable performance goals in the calendar year in which termination occurs are subject to clawback on a pro-rata basis, based on the number of days remaining in the calendar year in which the performance goal was achieved (if any), divided by 365. All termination payments and benefits under the employment agreement are subject to Mr. Haddrill signing a release of claims against the Company.

Under the terms of the employment agreement, Mr. Haddrill is subject to restrictive covenants, during and for specified periods following termination of employment, relating to non-solicitation of employees of the Company for two years following termination, as well as confidentiality restrictions and a non-disparagement covenant.

Mr. Haddrill has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Haddrill and any other persons pursuant to which he was selected as a director and Executive Chair of the Company. There are no transactions between Mr. Haddrill and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the executed version of such agreement, a copy of which is to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On March 25, 2026, the Company issued a press release announcing the appointment of Mr. Haddrill as Executive Chair. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 25, 2026 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2026	SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

	By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Chief Financial Officer